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                                                                  EXHIBIT 99.414


[SCE LOGO]

                                 DOCUMENTATION

                     AUTHOR: Pamela Arora 10/09/97 03:53 PM

CATEGORY: Project Management
SUB CATEGORY 1: WES
SUB CATEGORY 2:
SUB CATEGORY 3:
SUBJECT: Overview Documentation - Workflow


                                  [ATTACHMENT]

BODY: Workflow document from Russ
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                            WHOLE SALE ENERGY SYSTEM
                          TECHNICAL DESIGN REQUIREMENTS



Author: Russell Lauour
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                                Table of Contents

Purpose: ....................................................................  3
General Comments: ...........................................................  4
Introduction: Business ......................................................  5
Introduction: Technical .....................................................  7
 Document Management: .......................................................  8
 Workflow: ..................................................................  9
     Operations: ............................................................ 11
     Payments: .............................................................. 11
     Compliance: ............................................................ 11
     Workflow System Requirements: .......................................... 13



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PURPOSE:

This document provides a rough overview of some of the design requirements placed on the system design team when the developing what is now known as the VIES system.

The document attempts to provide a brief business overview of the primary business benefactors of the system. It also attempts to provide some insight into why technical solutions have been proposed and implemented.



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GENERAL COMMENTS:

One of the overriding constraints has always to keep the customer happy, to exceed their expectations. This was all done with a view to gaining more business. As such direct adherence to the contract wording has not been followed. The contracts lack of definition also ensured its use as a scope management document was flawed. The customers expectations have never been managed. To do so would have potentially upset future deals.

Another point to note is that the strategic importance of this system to our customer must be in question. We're a year late and Edisons is not screaming down our throats for its money back. Pan of the business benefit for this system was a reduction in staffing in QE Resources. Edison went through a retirement review last year which saw a reduction in QFR staff of around 15 people. More than VIES was to achieve. QFR seems to be surviving with these cuts and without WES. This lack or urgency or commitment to WES from the customers perspective has also hindered development.

Given the number of sales opportunities realized from our presence here and the fact we're a year late and n Million overspent. Some may consider the previous paragraph's comments as redundant, or depending on how many shares you've got in the company maybe repugnant is more appropriate. However, things are as they are. Time is like scope it cannot be changed or constrained.

If the company wants to ensure the minimum costs possible on this account it must be willing to manage the expectations of the customer. It must be willing to set, define and adhere to some scope. It must enforce signoff and closure on analysis, design and implementation. Even if this means upsetting the customer.

If these things aren't done then this project will take as long as it takes. The project will continue to manage itself as it has done for the last two years.

We'll finish when the project wants us to finish not before.



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INTRODUCTION: BUSINESS

The wholesale energy system provide a business solution to departments within Southern California Edison who deal with the management of contracts related to bulk purchase and sale or electricity.

The primary business sponsor for the system is the Qualified Facilities Resources group (QFR). The groups function is to manage contracts with around 400 "green energy" generators (QF's). Technologies used by these QF's are "wind", "Solar", "Hydro", "geothermal" etc.

Mound 20 years ago Edison was obliged to sign contracts with individuals and companies who could generate electricity using non-fossil fuel sources. These contracts where long term 20-25 years.

At the time Edison signed these contracts the price at which Edison would pay these QF's was based on the price of oil ($100 a barrel in 1970). However, over the years the price of oil has dropped. This makes the price at which Edison pays these QF's very high compared to other sources of electricity.

Edison pays out around 2.4 Billion dollars a year to these QE's. Of the 400 contracts 90 receive 2 billion dollars.

Edison re-coups the 2.4 Billion dollars from their "Retail" customers. However, Edison can only reclaim this money if each year it can prove that it has treated all QF's fairly. If for any reason the Californian Public Utilities Commission
(CPUC) feels Edison has been biased, then it may disallow a portion of the 2.4 Billion. This means the disallowed costs are borne by the Share Holders of the company in reduced profits.

Each year QFR produces a report known as the Energy Cost Adjustment Clause
(ECAC). This reports documents management statistics on the number, type and outcome of specific business transactions which take place between the QE's and Edison. For instance it will specify the number of QF's requiring Insurance during the reporting period, the number that passed Insurance review, the number that failed etc. CPUC will use this document to validate that Edison has been fair and impartial in its dealings with the QF's.

As stated earlier the contracts that Edison signed do not provide the cheapest source of available energy. Edison can attempt to reduce its liability to pay these QF by two means.

         1)   Buy the QF out

              Edison pays the QF a lump sum to compensate the QF for the expected life of the contract,

         2) Derate or Decertify the QF because of no-compliance to the contract rules. For example the QF may fail to generate during peak periods. Such infringements can he punished by lowering the payments to the QF or seeking the contracts termination.



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Within QF Resources the business processes have been broken down into four main areas:

CONTRACT MANAGEMENT:

         Negotiations and Buyouts, derations and decertifications. Contract interpretations etc.

COMPLIANCE:

          Periodic review of contract clauses.

OPERATIONS:

         Review a QF's requirement to be paid even when not generating. Contracts with the QF's allow them to be off-line for maintenance and still be paid a portion of their normal monthly payment. This groups analyses the outage requests against the contractual and operational requirements of the QF.

PAYMENTS:

          Process within this area calculate and distribute the payments to the 400 QF's. QFR does not itself produce vouchers for the QF's. This is done by Edisons "Accounts Payable" department. Strict audit rules apply to the payment production. Given the dollar values involved this is understandable.

NOTE: THE DEFINITION OF THESE FOUR AREAS WAS AN OUTCOME OF THE ANALYSIS PROCESS.
      QF RESOURCES ITSELF IS NOT STRUCTURED IN EXACTLY THIS WAY.



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INTRODUCTION: TECHNICAL

From the analysis that has been performed over the last year and a half, two supporting technologies where suggested to help provide business benefit to the customer.

         1)   Document Management

         2)   Workflow

Note: Contractually Perot was confined to developing on only approved Edison environments. This meant IBM Unix (AIX), Sybase Database servers. Client development was restricted to Microsoft development tools, Visual Basic and C++.

Windows NT was not a strategic platform when we signed the contract As such Windows NT components could not be incorporated into the system design. This ruled out some document management packages and Workflow tools.

The target user base for the VIES system is around 100 users, in 4 - 5 departments.

Most of the following comments relate to QF Resources. The Billing portion of WES has been implemented and signed off. Document Management has been provided to the billing groups. There implementation is based on the VIES overall document management solution. Workflow components are not targeted for the VIES billing groups.

The general design for WES was to provide a system which was "one stop shop" for business user. All work would be presented to the user through the application, all documents and any general data entry applications.

Giving the user 3 applications to login to was not considered as an option.

As such the design of the client was based on the Windows 95 Explorer concept. All work based items would be delivered to a folder called "Activities". Within this structure would be subdivisions by work area. Document access would be through a folder called "Documents". This view would appear exactly like a normal PC file system. Although instead of browsing the local PC the user would be browsing the corporate document management system. Finally, any adhoc data entry tool would be provided under a Windows 95 control panel style view.

Given the complexity of the system and the number of components the development of a consistent framework for the user to navigate through and for developers to develop in was important.

Logging onto the VIES application give the user access to;

         1)   VIES Sybase server on IBM AIX.

         2)   VIES Saros Document Mgmt Server on IBM AIX.

         3)   An Oracle RDBMS running on HP-UX (for metering data).

         4) A DB2 Database running on an IBM Mainframe (for purchase and sale transaction data).

All of the above access is achieved from one VIES login. Apart from a timedelay, the user is superficially unaware of the services they have connected to.



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DOCUMENT MANAGEMENT:

QF Resources is a heavily document centric organization. Their primary business input is paper their primary business output is paper. Their primary information reference source is paper.

Problems encountered when in a paper environment are the issues with concurrent access to documents, available of documents, ability to find historic documents.

For some users the QF contract is their primary business document. However, if one users has it, no other user can obtain access to that contract If the document librarian doesn't know who has the contract its missing until returned.

The QF contracts are highly contentious, the QF wants more money, Edison wants to pay less. As such the contracts can have many additions and addendum's. Access to the latest copy is important when making decisions regarding the QF.

A group which is close to QF Resources is the Law group. This group manages litigation with the QF and ensures that Edison is not exposed to lawsuits from decisions from QF Resources. Law is usually heavily involved in document and contract reviews processes.

Law can request whole contracts and associated correspondence. While such document are out of the QFR group it can effect the ability of that group to make accurate decisions.

The desire to implement a document management solution was based around a need to provide a centralized, auditable document repository. Such a repository would allow multi user access and provide simple document search facilities to allow quick access to historic information.

Saros was chosen as Edison already had 700 licenses available which could be provided free to the VIES system. Edison had other Saros implementations, mainly in the Legal groups.

Saros provided Client and Server API's which would allow integration of the WES batch environment with the WES client Saros had 32 Bit API's which would work under windows 95. It was an Edison requirement to develop a Windows 95 (Look and Feel ) application. Although this may not have been stated in the contract.

Document management is nearly signed off and nears completion.



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WORKFLOW:

Workflow was originally proposed as a technical solution in the 1995 Phase I of the project. Its use in Phase II (The VIES prototype Phase) was a direct result of the Phase I recommendation.

WANG workflow was made available to the phase II development team as Perot was a VAR for WANG. The Phase II development team had little "real" workflow experience. What experience was available was within a structured workflow model environment.

During Phase III (Current WES implementation) it became clear that WANG's structured workflow model would not fit the process definitions that had come out of the WES analysis.

Structured workflow solutions perform well in high volume, document centric environments where the flow of a document from process to process can be clearly defined. Such environments are Medical and insurance claims handling. Some financial organizations dealing with loan or mortgage requests.

Within the QFR groups input document volumes are low, maybe 50 a day. Although the documents are low in volume their high in variability. The potential process associated to a document cannot purely be determined from its type. A knowledgeable user must be able to read the document, discern its content and then decide to file IT, associate IT to an existing piece or work or create a new piece of work to deal with it.

During phase III it became clear that processes within QFR were not complex in terms of their flow between workers. They were complex vertically, once a user started a process, they could take any number of options or route a piece of work to any number of other people/roles.

Structured solutions require the ability to define the process completely, including exceptions. Most structured tools don't allow repetition of choices or random selection of choices.

The term vertically complex attempt to describe the fact that the worker performing the role has many options available to them and many tools to support the options. These tools are mainly document and spreadsheet templates.

However, in the mists of this chaotic and adhoc work was a requirement to audit what was being done. Requirements also exists for specialized processing when items where completed.

Our users were "knowledge based" worker requiring the delivery of information, tools and documents to complete their assigned tasks.

As stated, documents make up a large proportion of the tools used within QF Resources. Given the need to provide a document management solution, workflow had to be able to integrate its output into the document management system.

WANGS Saros integration was poor. Also, WANGS server API's where difficult to obtain and little document was provided to support them. WANG had not produced the promised 32 API set that would have allowed us a true 32 bit client solution. It was felt that given the hype around Windows 95 and 32bit applications WES could not be anything but 32bit compliant.

So, given the inability to fit the process definitions into a WANG model, its poor server integration, its poor Saros compatibility, its lack of 32bit client API support. WANG was dropped as a workflow solution for WES.

Also we had difficulty getting consultants that knew the product from an analysis or an implementation point of view. Perot, as in other areas of the project could not provide skilled staff to support the project from a workflow perspective.

Note: WANGS choice as technical solution was not based on merit but on the "WE'VE GOT SOMEONE WHO THINKS THEY KNOW THE PRODUCT PRINCIPLE.". We had no experienced WANG workflow analysts, modelers or API developers.

Having dropped WANG, what was the replacement going to be?

One of the consultants that had joined the WES development team indicated that "collaborative" workflow tools did exists. However, the only one identified at the time was from "Action Technologies". The platforms available where NT only. As stated NT was not an option. Inaddition paying $100,000 + for a new workflow tool was also considered to be an unappealing option to the account manager. Attempting to convince the customer on a fix priced bid that they should pay, would have been a consummate sales effort. An effort which failed. Even though we tried WANG would not refund the purchase price of the product. Perot was unable to leverage any pressure on WANG to achieve a refund.

The only option left was to look at producing our own workflow functionality which provided the components needed to support the project. This was not an attractive option. Most workflow venders have been in the business a while and have a chance to perfect their products over the years.

However, a simple(ish) workflow design was developed based on a Sybase Database design. This is now the basis for the WES Workflow.

The workflow requirements of this system fall into three main areas.


Operations:

         STRUCTURED WORKFLOW: Process Trigger A-> B-> C-> End

         Workflow within this group fits a more traditional view of workflow. When outage requests are received they need to be evaluated in a predefined order. One QF may have a maintenance, HydroSpill and dispatch requirement in the same month. Inaddition these outages may span the same time frames.

         Different Operational analysts deal with different outage types. Within the business there is a pre-defined order within which these outages must be reviewed.

         As such work needs to "flow" between different analysts based on the rules of evaluation precedence.

         Note: The rules for work flowing is not managed internally but by the payments system. This means the workflow solution had to allow an external agent to decide the process flow.

         Workflow mearly provided a delivery mechanism and audit trail.

Payments:

         Presentation of an Object based on its state to roles who manage an object of a specific type in a specific states.

         Within payments the requirement was for an audit process. Images of the statement generated by the batch system were checked into document management on the Unix Server.

         Users would review the statements and approve them for release. Two QF resource roles were involved the Contract Manager (Approver) and the Payment Analyist (Releaser). This two stage audit process was designed to ensure accurate statements with a security review.

         Before WES statements could be held up in the manual process without visabiliy to other (management users). Now, managment can find out when statements are held up. When Contract Managers are not doing their jobs by releasing statement.

         This portion of WES does not run on the workflow engine. Its based on simple structured queries against the statement tables.

Compliance:

         To ensure QF's are conforming to their contracts, QP Resources run admin processes to check for Insurance, security renewals etc. To check that QF's are generating at the right capacities.

         The contracts stipulate conditions that the QF must conform to. These compliance procedures ensure that these are adhered to. Prior to VIES these process were either not done or done by hand.

         If a QF's fails one of these checks they can have their payments reduced or contracts terminated.

These compliance procedures are described to the workflow model as a series of tasks (steps) to be executed. Each task may have zero or more tools associated to it These tools can be templates or visual basic data entry forms, spreadsheets etc.

The WES workflow engine allows for any external server or client action to create a workflow instance. Once created the user can execute any step in any order. However, all actions are tracked in the audit trail.

All documents created by the workflow process are checked into document management system.



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Workflow System Requirements:

Process Definition

         The workflow system should allow for the:

                  1)  Definition of an event as series or child events (tasks).

                  2)   Definition of tools to events based on state.

                  3) Definition of child events to parent events based on state.

                  4) Definition of specific business rule execution on change of event state.

                  5) Ability to access tools in external systems: Eg Document templates from a document managment system.

                  6)   The definition of individual roles to perform events.

                  7)   The ability to define the states and event can be in.


Process Initiation

          The workflow system should allow for the:

                  1)   Creation of workflow events by batch server processes.

                  2)   Creation of workflow events by client requests.

                  3)   Control of process flow by external systems.


Process Presentation

          The workflow system should allow for the:

                  1)   Access to the workflow que from client or server.

                  2) Ability to define different tools to be launched for different events

                  3) Compliance to a Windows 95 look and feel for client based access

                  4) Intergrated login ability. No multi system logins for users

                  5) Ability to segment work not just by role but also by data within process. Example Contract Id. 7 Contract managers each with a seperate group of contracts.



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Process Execution

         The world1ow system should allow for the:

                  1) Abilty of a user to pick and chose the order in which events are executed.

                  2) Ability to complete a process without performing all predefined tasks.

                  3)   Ability to re-open a process and change its state.

                  4) Ability to integrate the workflow process with a document managment system.

                  5) Ability to re-assign work on an individual or block basis.

                  6) Ability to define the priority of the work based on due date of completion.

                  7) Ability to suspend work for a time period. Put the item on a reminder and have it reappear on a given furture date.

                  8) Ability to find events across the system by type, time, state, role and user. Having found the event the user should be able to launch and view the event and its history.

                  9) Ability to add other nominated roles or users to the event on an adhoc basis. The solution should allow for the definition of the events to be performed, timeframes in which to perform the event and make specific documents available to the other part via this adhoc request.

                  10) Ability to add adhoc on the fly events to an existing process. User may which to add a task to Validate Statement. Such a task would not have been defined in the orginal process defintion. Its inclusion would be for the executing user.

                  11) Ability to create an adhoc on the fly event which the user can add events(tasks) to. Workflow engine would mearly provide the audit trail and delivery mechanism and container for this adhoc event.


Process Completion

         The workflow system should allow for the:

                  1) Ability to record all event state changes that take place.

                  2) Ability to define management reports based on audit tail data.

                  3)   Archive data based on state, type.

                  4)   Ability to create new events on the completion state.

                  5)   Ability to execute business specific operations.